UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRS Inc.
(Name of small business issuer in its charter)

Nevada		20-5914452
State of jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation or	Classification Code Number)	Identification Number)
organization

16504 9th Avenue SE, Suite 205
Mill Creek, Washington 98012
(866) 991-9960
(Address and telephone number of principal executive offices)

Daniel Mendes, President
8245 SE 36th Street
 Mercer Island, Washington 98040
(206) 920-9104
(Name, address and telephone number of agent for service)

Copies to:
Sharon D. Mitchell, Esq.
1357 N Bywood
Clawson, Michigan 48017
MAILING ADDRESS: 57492 ONAGA TRAIL
YUCCA VALLEY, CALIFORNIA 92284
(248) 515-6035
(760) 369-3350 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [ ]
Non-Accelerated Filer [ ]	Smaller Reporting Company [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Calculation of Registration Fee
Title of each class of securities to be registered	Amount being Registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price	Amount of registration fee (9)
Common Stock
$0.001 Par Value (2)

Common Stock
$0.001 Par Value (3)

Common Stock
$0.001 Par Value (4)

Common Stock
$0.01 Par Value (5)

Common Stock
$0.01 Par Value (6)

Common Stock
$0.01 Par Value (7)

Common Stock
$0.01 Par Value (8)
	1,868,268 3,000,000 100,000 103,936 1,224,332 1,033,333 899,999	$1.00 $1.00 $1.00 $1.00 $1.00 $1.00 $1.00	$1,868,268.00 $3,000,000.00 $100,000.00 $103,936.00 $1,224,332.00 $1,033,333.00 $899,999.00	$ 57.00 $ 92.00 $ 3.00 $ 3.19 $ 37.59 $ 31.72 $ 27.63
TOTALS	8,229,868	$1.00	$8,229,868.00	$252.13

(1)  This amount has been calculated based upon Rule 457 and the amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

(2)  Represents shares of common stock being offered for resale by shareholders of record beginning when this Registration Statement becomes effective.

(3) Represents shares of common stock being registered and offered to the public by the company in order to raise money for further operations and expansion of the company.

(4) Represents shares of common stock underlying options exercisable into shares of the Registrant’s common stock at an exercise price of $1.00 per share, beginning when this Registration Statement becomes effective and continuing over a period of eight years.

(5) Represents shares of common stock underlying options exercisable into shares of the Registrant’s common stock at an exercise price of $0.75 per share, beginning when this Registration Statement becomes effective and ends within 12 months from that start date.

(6) Represents shares of common stock underlying options exercisable into shares of the Registrant’s common stock at an exercise price of $0.50 per share, beginning when this Registration Statement becomes effective and ends within 24 months from that start date.

(7) Represents shares of common stock underlying options exercisable into shares of the Registrant’s common stock at an exercise price of $0.35 per share, beginning when this Registration Statement becomes effective and ends within 36 months from that start date.

(8) Represents shares of common stock underlying options exercisable into shares of the Registrant’s common stock at an exercise price of $0.25 per share, beginning when this Registration Statement becomes effective and ends within 48 months from that start date.

(9)  Calculated under Section 6(b) of the Securities Act of 1933 as .0000307 of the aggregate offering price.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the said Section 8(a), may determine.

PROSPECTUS
DRS Inc.
Resale of 1,868,268 Shares of Common Stock
Registration of 3,000,000 Shares of Common Stock for Public Offering
Registration of 3,361,600 Shares of Common Stock underlying Options
_______________________
This is our initial offering and the Company is offering, on a “best efforts” basis, to the public, 3,000,000 shares of its Common Stock under this Prospectus in order to raise money for further expansion, growth and operation of the Company. Additionally, the selling stockholders listed on pages 20 through 23 may offer and sell up to 1,868,268 shares of our Common Stock under this Prospectus for their own account, of which the Company will not receive any of the proceeds.  Finally, the Company is registering 3,361,600 of underlying Options under this Prospectus, listed on pages 20 through 23, offered to initial investors whom have the option to purchase shares at a price which was determined when the shareholders purchased their initial shares.

We currently lack a public market for our Common Stock.  Our Common Stock is not listed on any national securities exchange or the NASDAQ stock market.  The Company will apply to be quoted on the OTC Bulletin Board and selling shareholders will sell at a price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market price or privately negotiated prices. There is no minimum number of the new shares that we have to sell pursuant to this offering.

There will be no escrow account, trust or similar account established for the sale of the new shares to be distributed by us. We have arbitrarily set the offering price for our shares at $1.00, and the offering price does not bear any relationship to our assets, book value, net worth, earnings, results of operations or other established valuation criteria. This offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part and will expire in full on the earlier to occur of: (i) the date when all of the shares have been sold or (ii) upon the second anniversary of the date this prospectus becomes effective.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until this Registration Statement is effective.  This is not an offer, nor a solicitation to offer to buy these securities in any state where the sale or purchase is not permitted. This investment involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  We urge you to read the “RISK FACTORS” section beginning on page 8, along with the rest of this prospectus before you make your investment decision.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2008

TABLE OF CONTENTS

Summary Information and Risk Factors	Page 8

Use of Proceeds	Page 17

Determination of Offering Price	Page 18

Dilution	Page 18

Plan of Distribution and Selling Security Holders	Page 19

Legal Proceedings	Page 24

Directors, Executive Officers, Promoters and Control Persons	Page 24

Security Ownership of Certain Beneficial Owners and Management	Page 25

Description of Securities	Page 26

Interest of Named Experts and Counsel	Page 26

Disclosure of Commission Position of Indemnification for Securities Act
Liabilities	Page 27

Organization Within Last Five Years	Page 27

Description of Business	Page 28

Where You Can Find Additional Information	Page 30

Management’s Discussion and Analysis or Plan of Operation	Page 33

Description of Property	Page 40

Certain Relationships and Related Transactions	Page 41

Market for Common Equity and Related Stockholder Matters	Page 42

Executive Compensation	Page 42

Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure	Page 43

Financial Statements	Page F1 – F24

Indemnification of Directors and Officers	Page 45

Other Expenses of Issuance and Distribution	Page 46

Recent Sales of Unregistered Securities	Page 47

Exhibits – Attached	Page 48

Exhibit 3.1 – Articles of Incorporation
Exhibit 3.2 – Bylaws
Exhibit 3.3 – Certificate of Good Standing
Exhibit 5.1 – Opinion and Consent of Sharon D. Mitchell, Attorney at Law
Exhibit 10.1 – Subscription Agreement
Exhibit 10.2 -- Unanimous Consent of the Board of Directors, Option Agreement
Exhibit 10.3 – Truck & Equipment Lease Agreements
Exhibit 10.4 – Consulting Agreement with Daniel Guimont, President, DTG Enterprises, Inc.

Exhibit 23.1 – Consent of Donahue Associates, LLC
Exhibit 99.1 – Executive Summary

Other Important Information	Page 48

Undertakings	Page 49

PROSPECTUS SUMMARY

SUMMARY INFORMATION AND RISK FACTORS

DRS Inc. is primarily in the business of scrapping excess waste drywall and picking up other construction debris from homes and other buildings under construction and recycling these commodities.

The following summary highlights material information found in more detail elsewhere in the Prospectus.  It does not contain all of the information you should consider.  As such, before you decide to buy our Common Stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our Common Stocks discussed under “Risk Factors.”  In this Prospectus, the terms “we,” “us,” “our,” “Company,” and “DRS” refer to DRS Inc., a Nevada corporation.  “Common Stock” refers to the Common Stock, par value $0.001 per share, of DRS Inc.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus.  All prospective purchasers of offered shares should carefully review the entire contents of this registration statement and the exhibits attached hereto individually, and with their own tax, legal, and business advisors. The securities offered hereby are speculative and involve a high degree of risk.  See “Risk Factors.”

Offering Size	Number of Shares	Offering Price Per Share	Offering Expenses	Proceeds to Us
$3,000,000.00	3,000,000	$1.00	$60,000.00	$2,940,000.00
$1,868,268.00	1,868,268	$1.00	$0.00	$0.00
$3,361,600.00	3,361,600	$1.00	$0.00	$0.00

Amount of Offering

The Company is offering for sale, 3,000,000 shares on a “best efforts” basis and, therefore, there is no guarantee that we will be able to sell sufficient shares or raise sufficient funds to maintain our operations.  No individual, firm, or corporation has agreed to purchase any of the Offered Shares.  No assurance can be given that any or all of the Offered Shares will be sold.  If we fail to sell a sufficient number of Offered Shares, our ability to continue our operations may be harmed.

We are registering 1,868,268 shares of Common Stock that our Shareholders may offer and sell under this Prospectus for their own account.  The Company will not receive any of the proceeds from the sale of our Common Stock by selling shareholders.

Additionally, we are registering Common Stock which are associated with options that were issued during the initial private offering of our common stock. The company issued 3,214,932 options to purchase stock at a reduced price to our initial investors following the effectiveness of this Registration Statement and exercisable within a certain period.  During the months of November and December 2007, an additional 146,668 options were issued to investors under the same restrictions as the previous options.  These options were issued as incentive to our investors (our friends, relatives and business associates) for purchasing a certain amount of our common stock.

Duration of Offering

The offering will conclude upon the earlier to occur of:

1.	The sale of all of the shares of common stock being offered pursuant to this prospectus;
2.	The second anniversary date of the effective date of this prospectus; or
3.	At such time as the registered shares may be sold without restriction pursuant to Rule 144(k) of the Securities Act

FINANCIAL SUMMARY

The following table sets forth summary financial data derived from DRS Inc. financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

	Unaudited
ASSETS	31-Dec-07	30-Jun-07

Current assets:
Cash & short term deposits	$126,256	$211,988
Accounts receivable (net of allowance for bad debt of $39,427)	246,895	321,798
Prepaid expense	1,063	0
Total current assets	$374,214	$533,786

Other assets:
Fixed assets- net	246,224	254,315
Security deposits	27,300	13,852
Receivable from shareholder	225,829	225,829

Total assets	$873,567	$1,027,782

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$142,432	$174,150
Capital lease payable- short term	52,823	49,800
Total current liabilities	$195,255	$223,950

Capital lease payable- long term	156,725	183,915

Shareholders' equity:
Common stock- $.001 par value, authorized 25,000,000 shares, issued and outstanding, 15,734,934 shares at 6/30/07 and
15,868,268 at 12/31/07	$15,868	$15,735
Additional paid in capital	11,415,078	11,318,610
Retained deficit	(10,909,359)	(10,714,428)
Total shareholders' equity	521,587	619,917

Total Liabilities & Shareholders' Equity	$873,567	$1,027,782

NET LOSS

For the period from inception in November 2006 to June 30, 2007, the Company had a net loss of $10,714,428.00, or $0.73 per share.  For the period from July 2007 to December 31, 2007, the Company had a net loss of $194,931.00, or $0.01 per share.

RISK FACTORS

The securities offered hereby involve a high degree of risk, including risks associated with our need for further additional financing, the fact that we rely on key personnel, who may leave us, our ability to manage our growth, the fact that we may face intense competition for our services, the fact that we have not and do not plan to pay any cash dividends on our stock, that our Certificate of Incorporation and Bylaws provide for indemnification of our officers and Directors to the full extent allowed by Nevada State law, the fact that we have a limited operating history, the fact that our Board of Directors has authority to issue shares of Common Stock without shareholder approval, which shares may cause substantial dilution to our then existing shareholders, the fact that we do not currently have a market for our securities, the fact that we rely heavily on our ability to market our products, the effect that unfavorable publicity may have on our operations, and the potential volatility of our common stock when traded and the penny stock restrictions on our common stock.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us.  You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our Common Stock.  If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Forward Looking Statements: The statements contained in this Prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this Prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of DRS Inc, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by DRS Inc., or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

The Company’s business is subject to the following Risk Factors (reference to “our,” “we,” “DRS,” and words of similar meaning in these Risk Factors refer to the Company):

WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS PLAN WITHOUT ADDITIONAL FINANCING.

We depend to a great degree on the ability to attract external financing in order to conduct our business activities and in order that we have sufficient cash on hand to expand our operations.  To continue our operation, as we currently are, fund our expansion into Portland, set up our manufacturing facility, and secure leases for additional equipment to support the expanded operation, we envision using $100,000 we have set aside in CD’s at the Bank of America. If, at this time we are not producing and selling product, the company would potentially need to scale back its operation to preserve cash.

 If we are unable to generate sufficient revenues to support our operations and/or we fail to raise additional funds, we may be forced to abandon our current business plan.  If you invest in us and we are unable to raise the required funds, your investment could become worthless.

WE RELY UPON KEY PERSONNEL AND IF THEY LEAVE US, OUR BUSINESS PLAN AND RESULTS OF OPERATIONS COULD BE ADVERSELY AFFECTED.

We rely heavily on our President, Daniel Mendes and on our Secretary/Treasurer, George Guimont, for our success.  Their experience and input create the foundation for our business and they are responsible for the directorship and control over our activities.  Moving forward, should we lose the services of Mr. Mendes or Mr. Guimont, for any reason, we will incur costs associated with recruiting replacements and delay in our operations.  If we are unable to replace either Mr. Mendes or Mr. Guimont with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan.  As a result of this, your investment in us could become devalued.

Both Mr. Mendes and Mr. George Guimont each currently own and operate separate drywall companies and spend at least 40 hours each week at their respective companies. Neither individual currently has an employment contract with the company.  Each individual currently devotes an average minimum time of 15 hours per week to the company. Therefore, we run the risk of key personnel running into conflicts of time and ability to effectively manage both companies.

OUR ABILITY TO OPERATE SUCCESSFULLY AND MANAGE GROWTH DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN HIGHLY QUALIFIED MANAGERIAL, SALES, MARKETING AND FINANCIAL PERSONNEL.

Our success depends heavily on our ability to attract and retain highly qualified managerial, sales, marketing and financial personnel.  We face competition for qualified personnel in these areas.  As a result, we cannot be certain that we will be able to attract and retain qualified personnel in the future.  Our inability to hire and retain additional qualified personnel in the future could have a material adverse effect on our business, results of operations or financial condition.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING ANY CASH DIVIDEND ON OUR COMMON STOCK AND BECAUSE OF THIS OUR SECURITIES COULD FACE DEVALUATION IN THE MARKET.

We have paid no cash dividends on our Common Stock to date and it is not anticipated that any cash dividends will be paid to holders of our Common Stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business operations, it is anticipated that any earnings will be retained to finance our business operations and future expansion.

OUR BYLAWS PROVIDE FOR INDEMNIFICATION OF OUR OFFICERS AND DIRECTORS, SO IT WILL BE DIFFICULT TO SEEK DAMAGES FROM OUR OFFICERS AND/OR DIRECTORS IN A LAWSUIT.

Our Bylaws provide that our Officers and Directors will only be liable to us for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct.  Thus, we may be prevented from recovering damages for certain alleged errors or omissions by our Officers and Directors for liabilities incurred in connection with their good faith acts on our behalf.  Additionally, such an indemnification payment on behalf of our Officers and/or Directors may deplete our assets.  Investors who have questions respecting the fiduciary obligations of our Officers and Directors should consult with their own independent legal counsel prior to making an investment in us.  Additionally, it is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

WE HAVE A LIMITED OPERATING HISTORY AND BECAUSE OF THIS IT MAY BE DIFFICULT TO EVALUATE OUR CHANCES FOR SUCCESS.

While we believe that our operating history since inception has shown a continually upward trend in both the total number and the volume of our sales, we can provide no assurance that our sales will continue to increase in the future and/or that our sales will not decline in the future. Although we feel that our results of operations are encouraging, we are a new company emerging into a new market and, as such, run a risk of not being able to compete in the marketplace.

WE DEPEND HEAVILY ON OUR ABILITY TO MARKET OUR PRODUCTS AND SERVICES TO POTENTIAL CONSUMERS

We depend on our ability to market our products and service, to make clients, consumers and potential customers aware of our products and service.  If our marketing department fails to make potential clients and customers aware of our products and service, it is likely that our client base will not grow and we will not have sufficient funds to expand our marketing efforts.  If this were to happen, it is likely that we will not be able to compete in the marketplace.  If you invest in us and we fail to properly market our products and service, we could be forced to curtail our business plan or discontinue our business operations altogether.

RISKS DUE TO THE CURRENT NATIONAL HOUSING MARKET SLOWDOWN AND RETRACTING CREDIT MARKETS

Due to the current national housing market slowdown and retracting credit markets, there are added risks to our business plan that may potentially reduce our revenue base. If housing starts in the Pacific Northwest, which includes the states of Washington and Oregon, are adversely affected and take a severe downturn, it could materially affect certain segments of our operation, in which case we would need to scale back and suspend our growth plans.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES.  IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, OUR STOCK PRICE MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our Common Stock.  After this Registration Statement becomes effective, we hope to trade our securities publicly; however, we can make no assurance that there will be a public market for our Common Stock in the future.  If there is a market for our Common Stock in the future, we anticipate that such market may be illiquid and might be subject to wide fluctuations in response to several factors, including, but not limited to the following factors:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenue;
(3)	our ability to anticipate and effectively adapt to a developing market;
(4)	our ability to attract, retain and motivate qualified personnel;
(5)	customer satisfaction and loyalty;
(6)	increased competition; and
(7)	conditions and trends in the market for building and development and subsequent recycling of materials.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our Common Stock.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING SHAREHOLDERS MAY CAUSE A REDUCTION IN THE PRICE OF OUR STOCK AND PURCHASERS WHO ACQUIRE SHARES FROM THE SELLING SHAREHOLDERS MAY LOSE SOME OR ALL OF THEIR INVESTMENT.

If a market for our shares develops, sales of a substantial number of shares of our common stock in the public market could cause a reduction in the price of our common stock. After this registration statement is declared effective, the Selling Shareholders may be reselling a substantial portion of the issued and outstanding shares of our common stock pursuant to this prospectus or otherwise. At that time, a substantial number of our shares of common stock that have been issued may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire shares from the Selling Shareholders may lose some or all of their investment.

In the event that our effort to raise $3,000,000 is unsuccessful, our growth and expansion may be delayed.  Without raising this amount of money, our business may be able to run successfully as it stands, however, with the additional $3,000,000 our company will be able to expand into the market places further described in this prospectus and will be able to process the drywall scrap in a larger area, thus providing one solution to recycling scrap drywall.

THE COSTS ASSOCIATED WITH BEING A PUBLIC COMPANY MAY BE SUBSTANTIAL.

The costs, of which we have no estimation, expenses and complexity of SEC reporting and compliance may inhibit our operations. After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

OUR EXISTING SHAREHOLDERS MAY EXPERIENCE DILUTION

We will need to raise additional funds, and these funds may not be available on favorable terms, or at all. Furthermore, if we issue equity or debt securities to raise additional funds, our existing stockholders may experience dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, execute our business plan, take advantage of future opportunities, or respond to competitive pressures or unanticipated customer requirements.

There is no assurance that we will be profitable, and we may not be able to successfully develop, manage or market our products and services. We may not be able to attract or retain qualified executives and technology personnel and our products and services may become obsolete.

Government regulation may hinder our business. Additional dilution in outstanding stock ownership may be incurred due to the issuance of more shares, warrants and stock options, or the exercise of warrants and stock options, and other risks inherent in our business.

RISK OF GOVERNMENTAL AGENCY REGULATIONS AND COMPLIANCE

We run a risk of processing the scrap gypsum only if the government agencies from which we have applied for and received licenses from change state standards or requirements.  The company has made the decision to limit our product development to processing the raw scrap gypsum we pick up into a product to be used as a soil amendment. To this end, we have leased a machine to process our product, and we have obtained all required licenses from the states of Washington and Oregon to sell our product as such.

In Washington, we will be under the scrutiny of the Departments of Agriculture, Health, Ecology, and Labor and Industries. In Oregon, we will be scrutinized by the Department of Agriculture. If we do not meet any state standards or requirements, there would be a risk that a state could discontinue our processing operation. In the event that this would ever happen, it would have a significant impact on our operation and financial stability.

WE HAVE A LIMITED OPERATING HISTORY WITH LIMITED FINANCIAL STATEMENTS THEREFORE MAKING IT DIFFICULT TO ANALYZE THE COMPANY’S FINANCIAL HISTORY

We currently have a limited operating history; therefore purchasers of common stock with regard to the sale of common stock have limited information on which to base their analysis of our financial condition.  We do not have financial statements that go back further than one fiscal year, and therefore may make it difficult for an investor to analyze the Company’s strengths and weaknesses, especially moving forward into future market places. This lack of financial history, along with other factors discussed above and further on in this Registration Statement, makes an investment in us extremely speculative.  However, the Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles.  Financial Statements pertaining to DRS Inc. are filed as part of this Prospectus under Item 22.

SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT IN THE EVENT OF THE COMPANY’S DISSOLUTION

Purchasers of our common stock may lose their investment upon dissolution, as there may not be sufficient assets to provide a distribution to purchasers of common stock.  In the event of our dissolution, the proceeds realized from the liquidation of our assets, if any, will be distributed to our shareholders only after satisfaction of claims of our creditors. This means that any claims of any creditors would be paid first, and any assets that may be left over, would be distributed to the shareholders only after the creditors were paid. The ability of a purchaser to recover all or any portion of his or her purchase price of the resale of the common stock in that event will depend on the amount of funds realized and the claims to be satisfied therefrom.  It is likely in the event we are forced to dissolve, there will not be sufficient assets to provide a distribution to our shareholders.  In such a case, our shareholders will lose their entire investment.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS

Once our Common Stock is listed on the OTC Bulletin Board, it is likely that it will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our Common Stock is below $4.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $4.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

USE OF PROCEEDS

If all of the common stock are sold, proceeds of the sale will be $4,868,268.00.  $1,868,268 of the proceeds will go to the selling shareholders, and with fees associated with this Registration Statement not to exceed $60,000.00, the proceeds to us will be at least $2,940,000.00.  Approximately $100,000 of the proceeds from the sale of our common stock will be used to pay the costs of general overhead expenses, consulting and management fees, the costs to establish the marketing and sales/leasing force required to sell the products and services, for working capital and for expansion of our operations.  Additional financing will likely be required if we are to fully expand our operations and fully market and sell our products and services. Approximately $250,000 would be used to purchase and/or lease the equipment that is necessary for our operation in Ridgefield, including a front-end loader, fuel storage containers, and trailers to transport the processed product, ecology blocks to set up a storage area to accept scrap drywall from other companies, a truck scale, and other miscellaneous items. Approximately $75,000 will be used to establish the marketing and sales force required to sell the new product we will offer and expand our operation into Oregon.  Approximately $400,000 would be used to support and fund the expansion of our operation into Oregon, which would include general overhead, office personnel, office and yard leases, and money needed to support cash flow requirements.

Approximately $1,500,000 would then be used to purchase most of the equipment we now lease including trucks and our processing machine, which would reduce our overhead for these items by approximately $34,400 per month. The remaining $615,000 would be used at the absolute discretion of the directors and management of the company to expand into new markets when or if they feel the time is appropriate. There is no assurance that such additional financing will be available to use and, if available, that the terms and conditions of such financing will be acceptable to us.  The following table will show our use of proceeds based on the receipt of 25%, 50%, 75% and 100% of the offering:

Use of Proceeds
(Based on selling 25%, 50%, 75%, or 100% of stock offered)

$	General			Oregon
Amount	Overhead	Ridgefield	Oregon	Overhead	Equipment	Future
Received	& Capital	Equipment	Sales	Expansion	Purchases	Uses
$735,000	$100,000	$250,000	$75,000	$310,000	$0	$0
$1,470,000	$100,000	$250,000	$75,000	$400,000	$645,000	$0
$2,205,000	$100,000	$250,000	$75,000	$400,000	$1,380,000	$0
$2,940,000	$100,000	$250,000	$75,000	$400,000	$1,500,000	$615,000

The proceeds from the sale of the common stock that are not utilized immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market accounts or similar investments, which may not be insured.

In the event that our plans change, our assumptions change or prove to be inaccurate, or the proceeds from the sale of the common stock prove to be insufficient, it may be necessary or advisable to reallocate proceeds or to use proceeds for other purposes, or we may be required to seek additional financing, or we may be required to curtail our operations.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined.  The offering price was determined by the price that shares were sold to certain of our shareholders in our private placement in May 2007, i.e., $0.75 per share, and the progress we have determined that we have made as a company since our private placement.   The offering price of the shares of our common stock does not bear any relationship to our book value, assets, operating results, financial condition or any other established criteria of value.

DILUTION

Dilution is a reduction in the value of a purchaser's investment measured by the difference between the purchase price of the shares purchased and the net tangible book value of the shares after the purchase takes place.  The net tangible book value per share is determined by subtracting our total liabilities from our tangible assets and then dividing the remainder by the total number of shares of our stock outstanding.  Net tangible book value figures representing the effects of the offering take into account the offering expenses.  As of June 30, 2007, there were 15,734,934 shares of our common stock issued and outstanding.  The audited book value of the Company, as of June 30, 2007 was $1,027,782 or approximately $.065 per share of common stock.  The following table sets forth the dilution to persons purchasing common stock in this offering without taking into account any changes in the net tangible book value after June 30, 2007 and without taking into account 133,334 shares of common stock that we issued after June 30.  Dilution figures are given assuming (i) the sale of 25% of the new shares of common stock offered by the Company hereby (or 750,000 shares) and the receipt by the company of $750,000 (gross proceeds) (ii) the sale of 50% of the new shares of common stock offered by the Company hereby (or 1,500,000 shares) and the receipt by the Company of $1,500,000 (gross proceeds) (iii) the sale of 75% of the new shares of common stock offered by the Company hereby (or 2,250,000 shares) and the receipt by the Company of $2,250,000 (gross proceeds) and (iv) the sale of all of the new shares of common stock offered by the Company hereby (or 3,000,000 shares) and the receipt by the Company of $3,000,000 (gross proceeds).  In each case, we have deducted $60,000 in offering expenses.

New Shares Sold	750,000	1,500,000	2,250,000	3,000,000

Public offering price	$1.00	$1.00	$1.00	$1.00
Net tangible book per share before this offering	.065	.065	.065	.065
Increase per share attributable to new investors	.039	.078	.114	.147
Adjusted net tangible book value per share after this offering	.104	.143	.179	.212
Dilution per share to new investors	.896	.857	.821	.788
Percentage dilution	89.6%	85.7%	82.1%	78.8%

PLAN OF DISTRIBUTION AND SELLING SECURITY HOLDERS

This prospectus relates to the resale of 1,868,268 shares of Common Stock by the selling stockholders, the registration of 3,000,000 shares of Common Stock by the Company, and of the registration of 3,361,600 shares of Common Stock underlying Options issued to initial investors.  The table below sets forth information with respect to the resale of shares of Common Stock by the selling stockholders.  We will not receive any proceeds from the resale of Common Stock by the selling stockholders for shares currently outstanding.  None of the selling stockholders are broker-dealers or affiliates of broker-dealers.  None of the selling stockholders have had a material relationship with us since our inception. Each investor whom has purchased shares of our common stocks are either individuals and/or small business owners. There are no controlling persons over any selling shareholder.

SELLING SECURITY HOLDERS

SHARE- HOLDERS	DATE SHARES WERE ACQUIRED	METHOD OF PURCHASE (1)	SHARES BENEFICIALLY OWNED BEFORE RESALE	AMOUNT OFFERED (ASSUMING ALL SHARES SOLD)
Terry Wong	12/17/2006 12/17/2006 12/17/2006 12/17/2006	Cash Option #2 Option #3 Option #4	133,333 133,333 133,333 133,333	533,332
Terry Wong Trust	1/13/2007 1/13/2007 1/13/2007 1/13/2007	Cash Option #2 Option #3 Option #4	133,333 133,333 133,333 133,333	533,332
Karen Okazaki Wong	1/13/2007 1/13/2007 1/13/2007 1/13/2007	Cash Option #2 Option #3 Option #4	333,333 333,333 333,333 333,333	1,333,332
David Koons	7/17/2007 7/17/2007	Cash Option #2	20,000 20,000	40,000
Alicia Britt	1/12/2007 1/12/2007	Cash Option #1	6,667 6,667	13,334
Terrance & Glenna Luke	1/11/2007 1/11/2007 1/11/2007	Cash Option #2 Option #3	66,667 66,667 66,667	200,001
Steve Okazaki	3/1/2007 3/1/2007	Cash Option #2	13,333 13,333	26,666

Don & Kathy Nelson	1/8/2007 1/8/2007	Cash Option #2	14,000 14,000	28,000
Jane Leedom	1/24/2007	Cash	5,000	5,000
Steve Campau & Diane Brittenham	3/5/2007 3/5/2007	Cash Option #1	6,667 6,667	13,334
Steven & Deborah Kubas	1/14/2007 1/14/2007	Cash Option #1	6,667 6,667	13,334
Robert Cox	3/3/2007 3/3/2007	Cash Option #1	6,667 6,667	13,334
26.2 Group LLC (Principals: Daniel Laster and Ron Zink)	6/1/2007 6/1/2007 6/1/2007 6/1/2007	Cash Option #2 Option #3 Option #4	166,667 166,667 166,667 166,667	666,668
Howard Lee	5/16/2007 5/16/2007	Cash Option #1	6,666 6,666	13,332
Joy Mendes	6/3/2007	Cash	5,000	5,000
Gary Garvin	2/24/2007	Cash	5,000	5,000
Evan Taylor-Hurley	2/24/2007	Cash	5,000	5,000
Brian & Nancy Thompson Sr.	1/9/2007 1/9/2007	Cash Option #1	6,667 6,667	13,334
Aaron Guimont	1/8/2007 1/8/2007	Cash Option #2	20,000 20,000	40,000
Terry McKormick	1/9/2007 1/9/2007	Cash Option #1	6,800 6,800	13,600
Jon Hansen	1/9/2007 1/9/2007	Cash Option #1	6,800 6,800	13,600
Jon Ravsten	1/12/2007 1/12/2007	Cash Option #1	6,666 6,666	13,332
So. Cal. Legacy, LLC (Principal: Brian Case)	2/8/2007 2/8/2007 2/8/2007 2/8/2007	Cash Option #2 Option #3 Option #4	133,333 133,333 133,333 133,333	533,332
George Guimont	12/26/2006 12/26/2006	Cash Option #1	7,000 7,000	14,000
Greg Stewart LLC (Principal: Greg Stewart)	1/8/2007 1/8/2007	Cash Option #2	13,333 13,333	26,666
Jordan Kostelyk	1/31/2007	Cash	5,000	5,000

Bjarne Kristiansen	1/15/2007 1/15/2007	Cash Option #1	10,000 10,000	20,000
Dow Enterprises II LLC (Principal: Daniel Dow)	2/5/2007 2/5/2007	Cash Option #2	13,333 13,333	26,666
Collins Drywall Inc (Principal: Gary Collins	4/10/2007	Cash	5,000	5,000
RTK LLC (Principal: Kim Schademan)	4/11/2007 4/11/2007	Cash Option #1	6,666 6,666	13,332
Louis Mladenovic	4/30/2007 4/30/2007	Cash Option #2	13,333 13,333	26,666
David Maurer	5/14/2007 5/14/2007	Cash Option #2	13,333 13,333	26,666
Larry Sowle	3/30/2007 3/30/2007	Cash Option #1	6,666 6,666	13,332
Nancy Thompson	6/18/2007 6/18/2007	Cash Option #1	6,667 6,667	13,334
Kevin Leedom	3/20/2007	Cash	5,000	5,000
Ashley Mendes	4/13/2007	Cash	5,000	5,000
Clayton Tredway	4/27/2007 4/27/2007	Cash Option #2	15,000 15,000	30,000
Raymond Mendes	4/12/2007	Cash	5,000	5,000
Cathleen Mendes	4/12/2007	Cash	5,000	5,000
Nina Cox	3/5/2007 3/5/2007	Cash Option #1	6,670 6,670	13,340
Andre J Planchon	4/2/2007 4/2/2007	Cash Option #2	14,000 14,000	28,000
Carol Planchon	4/5/2007 4/5/2007	Cash Option #2	14,000 14,000	28,000
Mendes Family Trust	4/10/2007 4/10/2007	Cash Option #2	14,000 14,000	28,000
Anthony J Mendes	4/27/2007	Cash	5,000	5,000
Wendy Mendes	4/27/2007	Cash	5,000	5,000

Steven J. King	12/7/2007 12/7/2007	Cash Option #2	13,334 13,334	26,668
Andrew H. Beebe	12/7/2007 12/7/2007 12/7/2007	Cash Option #2 Option #3	66,667 66,667 66,667	200,001
Ron Royce	5/18/2007	Option	100,000	100,000
Sharon D. Mitchell	12/11/07	For Services Rendered	20,000	20,000
Denise Mayo	12/15/06	For Services Rendered	160,000	160,000
Daniel Johnson	12/15/06	For Services Rendered	150,000	150,000
Racquel Vieth	12/15/06	For Services Rendered	150,000	150,000

(1) The 1,868,268 shares offered for resale by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods:

˚	Ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

˚	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

˚	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

˚	An exchange distribution in accordance with the rules of the applicable exchange;

˚	Privately-negotiated transactions;

˚	Broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

˚	A combination of any such methods of sale; and

˚	Any other method permitted pursuant to applicable law

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Additionally, we are registering 3,361,600 shares of Common Stock underlying options of which may be exercised in the following manner:

OPTIONS

Option #1:  For every share purchased by a “seed investor” of $5,000 dollars or more through the PPM, the investor will have the right to exercise an option allowing him to purchase another share at the original investment price of $.75 cents per share.  The option period will be valid for twelve months from the date of the effectiveness of this registration statement. The number of shares in the option agreement available to be exercised is tied to the precise number of shares purchased in the original PPM investment.  A minimum investment of $5,000.00 US dollars, gives the investor the right to purchase a maximum of $5,000 dollars of additional shares at $.75 cents per share. The greater the number of shares purchased in the original investment, the greater the number of additional shares each investor has the right to buy at the initial $.75 cents per share within the twelve-month period following the effectiveness of this Registration Statement.

Option #2:  For an investment of $10,000 dollars to $49,999 dollars, the “seed investor” will be granted an option to purchase a like number of shares purchased in the original PPM investment for $.50 cents per share for an option period of twenty-four months from the date of the effectiveness of this registration statement.

Option #3: For an investment of $50,000 dollars to $99,999 dollars, the “seed investor” will be granted an option to purchase a like number of shares purchased in the original PPM investment for $.50 cents per share for an option period of twenty-four months from the date of the effectiveness of this registration statement. In addition, the “seed investor” will be granted an option to purchase a like number of shares as in the original PPM purchase for $.35 cents per share for an option period of thirty-six months from the effectiveness of this registration statement.

Option #4:  For an investment of $100,000 dollars or more, the “seed investor” will be granted an option to purchase a like number of shares purchased in the original PPM investment for $.50 cents per share for an option period of twenty-four months from the date of the effectiveness of this registration statement. In addition, the “seed investor” will be granted an option to purchase a like number of shares as in the original PPM purchase for $.35 cents for an option period of thirty-six months from the date of the effectiveness of this registration statement. In addition, this “seed investor” receives a third option to purchase a like number of shares as in the original investment in the PPM for $.25 cents per share with an option period of forty-eight months from the date of the effectiveness of this registration statement.

Finally, we are also registering 3,000,000 shares of common stock to be offered to the public for a twelve (12) month period in order to raise money for the operations and further expansion of DRS.

We currently lack a public market for our Common Stock.  Selling shareholders will sell at a price of $1.00 per share until our shares are quoted and thereafter at prevailing market prices or privately negotiated prices.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business.  We are not currently involved in legal proceedings that could reasonably be expected to have a materially adverse effect on our business prospects, financial condition or results of operation.  We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

We are dependent on the efforts and abilities of senior management.  The interruption of services of senior management could have a material adverse effect on our operations, profits and future development if suitable replacements are not promptly obtained.  We have not entered into employment agreements with any of our key executives and no assurance can be given that each executive will remain with us.  All of our officers and directors will hold office until their resignation or removal.

The following persons are the current Executive Officers and Directors of the Company.

NAME	AGE	POSITION
Daniel Mendes	48	Director and President
George Guimont	58	Director and Secretary/Treasurer

From inception of DRS Inc., on November 17, 2006, Daniel Guimont was President and Daniel Mendes was Secretary/Treasurer.  On August 1, 2007, Daniel Guimont resigned as President and Daniel Mendes stepped in as President.  On August 1, 2007, George Guimont became Secretary/Treasurer.  Daniel Guimont remains as a consultant, through his own company, DTG Enterprises, Inc. and is compensated at a rate of $14,000 per month.

Both Mr. Mendes and Mr. George Guimont each currently own and operate separate drywall companies and spend at least 40 hours each week at their respective companies.

EXECUTIVE SUMMARY OF DANIEL MENDES

DRS Inc. – President: Mr. Mendes oversees the physical operation and marketing of DRS Inc. as well as the daily business operation of DRS Inc.  Mr. Mendes graduated from Santa Clara University, Santa Clara, California in 1981 with a BSC in Finance.  Mr. Mendes' experience in management, transportation, and drywall are all assets that will be drawn upon in his role as President of DRS Inc., which works primarily with drywall companies, and manages a fleet of equipment used to pick up and transport materials.  He has held the following positions with the companies set forth below:

Redhawk Construction Inc. – Vice President and Owner; 1996 – present: Manages all phases of operation including financials and growth development.  Mr. Mendes brought this company from approximately $250,000 in annual revenue to over $1,000,000 in 4 years and over 2,000,000 in 8 years.

Pacific Western Lines – Assistant Terminal Manager: Anchorage, Alaska, 1982-1984; Managed employees in 5 different unions for a company that had a tug and barge, bulk cement, rail, and trucking operations.

Seaway Express – Alaska Operations Manager: Anchorage and Seward, Alaska, 1984-1986; Managed all phases of a tug and barge and roll-on railcar transportation company.

Roadway Express – Dock Supervisor: Seattle, Washington, 1987-1996, dispatcher, dispatch manager.

EXECUTIVE SUMMARY OF GEORGE GUIMONT

DRS Inc. – Secretary/Treasurer: Mr. Guimont has been with DRS Inc. since its inception and brings with him many years of experience in the drywall industry.

Living Home Construction – Owner and President: Mr. Guimont started this company more than 30 years ago. They do drywall installation, taping and mudding. They specialize in custom homes and tenant improvement remodeling for commercial space.

Union Contractor – Apprentice Program: Mr. Guimont completed the two-year union apprentice program and then worked as a journeyman drywaller until he started his own company.

Education: Mr. Guimont has a two-year degree in Finance and Banking from Pima College in Arizona.

Service to our Country: Mr. Guimont spent four years in the Air Force and was part of a missile launch control team for our Titan II missile system.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable common share property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders set forth below is 16504 9th Avenue SE, Suite 205, Mill Creek, Washington 98012.

NAME	TOTAL SHARES OWNED	PERCENTAGE
Daniel Mendes	7,000,000	28%
George Guimont	7,000,000	28%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 25,000,000 shares of common stock.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue 25,000,000 shares of stock which are designated common stock with $.001 par value per share. As of the date of this registration statement, there were 1,868,268 shares of common stock issued and outstanding held by 51 shareholders of record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future declaration of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1/A Registration Statement was prepared by our counsel, Sharon D. Mitchell, Attorney at Law, who owns 20,000 shares of our common stock, which were granted to Ms. Mitchell in consideration for legal services rendered to us in connection with this registration.

Stuart Carson, Attorney at Law was consulted briefly with regard to the resale of common stock and was compensated for his services.

Experts: The consolidated balance sheet and audited financial statements included in this Prospectus have been audited by Donahue Associates, LLC, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Indemnification of Directors and Officers

Our Articles of Incorporation limits the liability of our officers and directors.  Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances.  Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

˚	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;

˚
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to the best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

˚
Based on transactions between us and our director or another corporation with interrelated directors or on improper distribution, loans or guarantees pursuant to applicable sections of Nevada Revised Statutes.

Such limitations of liability will not affect the availability of equitable remedies such as injunctive relief or rescission.  Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements

We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us.  To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing  provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

ORGANIZATION WITHIN LAST FIVE YEARS

No relationships or related transactions are applicable.

DESCRIPTION OF BUSINESS

DRS Inc. is primarily in the business of drywall scrapping and recycling. We generate our revenues by billing either the General Contractor for removing debris from a job site on a per truck load basis, or the Drywall Contractor on a rate based on the total square footage of sheetrock that was originally delivered to the job site. We perform this service for General Contractors and Drywall Contractors.

The process of "drywall scrapping" entails us sending employees to our customers' construction job sites in our trucks designed with industry specific dump ends and tarping systems. At the job site, the employees will physically pick up clean "new" drywall scrap left after drywall hangers have installed drywall on a job and have left the excess cut pieces on the floor. They then load it onto our trucks and broom sweep the site as part of our service. We do not offer our service to pick up old drywall debris from demolition sites that have paint or other finishes on the drywall, which would contaminate it.

When our trucks are full, we return to one of our yards in either Maltby or Milton, Washington to unload. When we have accumulated at least 30 tons of scrap product, we load one of our larger Trinity belt trailers and haul it to one of several drywall manufacturers in the Northwest Region. These manufacturers charge a fee based on the weight of the material delivered to them.  They do not compensate the Company for the product. Resource Recovery Services, Inc., a recycling company that works as a middleman, has an exclusive contract that allows it to dispose of reclaimed sheetrock at several local plants.  We pay Resource Recovery Service, Inc. a rate per ton that we deliver to the manufacturer. These manufacturers then process the material and use it in the manufacturing of new drywall.

Typically, approximately 20% of new drywall material delivered to a job site becomes “scrap”.  The company’s process of scrapping a job site is done by manually removing the waste material by walking it out or sending it in a chute into trucks.  The truck then transports the material to a yard which reloads it onto a large trailer for transport to a drywall manufacturing facility to be processed and used as raw material for new drywall.

Since inception, all of our business had been conducted in the state of Washington.  In March of 2008, we expanded and started operations in the state of Oregon. Our business model in Oregon is similar to that in Washington. Also to that end, we have signed leases on trucks to use to start our operation, have set up our dispatch control center to accommodate Oregon, including the use of a GPS system in every truck, designated an area at our Ridgefield, WA facility to park our trucks (Ridgefield is within 25 miles of the Portland, OR city center), and have had our sales force make initial contact with the largest potential customers and numerous smaller drywall companies within the state of Oregon.  We also have established a business relationship with a recycling company in Oregon that has two yards which we can unload our smaller trucks when full of scrap before we load and haul to a manufacturer or back to our own warehouse to process the material once we are operational.  At this time, we have yet to secure any large customers in Oregon.

In Oregon, we have started the process of identifying and contacting the largest drywall contractors in the Portland area. The larger companies that we have targeted are Western Partitions, Anning Johnson, A to Z Interiors, DNH Interiors, Westside Drywall, and S & S Drywall.

DRS will attempt to identify the largest drywall contractors in a region by contacting the local drywall supply houses to determine whether we should start doing business in that area. We will then have one of our salespersons make initial sales calls to determine whether we believe that we can establish a reasonable amount of revenue to support our operation. Some larger drywall contractors that we are currently working with in Washington state also work in several regions and may use our services as well.  Further, we plan to target areas on the West Coast before considering moving east.

Our ten largest customers in 2007, were Lee's Drywall, Premier Construction, Interior Services, Camwest Tylers Creek LLC, Collins Drywall, Masters Touch, American Heritage, Proline Construction, RC Enterprises, and Redhawk Construction, Inc. We do not have contracts or written agreements with any of these customers.  All customers currently are billed on a per job basis.

With a fleet of over twenty trucks and trailers, we are the largest drywall scrapping/recycling company in the state of Washington.

DRS Inc. also provides "job site cleaning" services to contractors. This is a newly developing market for the companies and involves the picking up of other construction debris, primarily lumber which can also be recycled, as the construction of a project progresses. This service entails having us use our employees and trucks to pick up other recyclable products from job sites such as wood, metal, roofing, cardboard, concrete, siding, carpet, etc. We then take truckloads of this material to one of the local certified recycling centers in Washington. This market, which is currently only about 20% of gross revenue, has the potential to be as large as the scrapping service.

To maximize the usage of our equipment, we also provide limited backhaul trucking services to other companies to haul their product from an area near one of the drywall manufacturers' facilities, back to an area near our dump yards. Our Trinity belt trailer makes these services attractive to bark and sawdust distributors.

Once established in a new market, we work diligently on developing a broad customer base. In the calendar year 2007, the company did approximately $2,952,246 in billed gross revenue. Of that total amount, our largest customer did less than 5%, and our top ten customers combined, did a total of less than 31%. We work hard to continue our business relationship with all of our customers, but the loss of any one of our larger customers would not have a material adverse effect on the company's survival. In total, we generated revenue from over 230 different companies in 2007.

Our securities are not listed on any exchange or quotation service and as such, we are not required to comply with timely disclosure policies of any exchange or quotation services.  The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs.  In the event we become a fully reporting issuer pursuant to the Securities Exchange Act of 1934, we will be required to file quarterly, annual and other reports with the Commission and will do so.

Where You Can Find Additional Information

The public may read and copy any materials filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.W., Washington D.C. 20549.  Additionally, you may call the Reference Room at 1-800-SEC-0330.  Further, the SEC maintains a website that contains information regarding issuers at http://www.sec.gov.

Facilities

Our principal business address is located at 16504 9th Avenue SE, Suite 205, Mill Creek, Washington 98012

Employees

Other than our executive officers, we employ approximately 19 laborers, 2 truck drivers, 2 clerical workers, 2 dispatchers and a maintenance manager.  We do not currently have employment contracts with any of these personnel as they are paid hourly, and are “at will” employees.

Liquidity and Capital Resources

Our only known sources of capital are the proceeds from the sale of the 3,000,000 shares of common stock  publicly offered in this registrations statement, as well as the current revenues we are generating. We cannot anticipate when we will start earning substantial revenues sufficient to expand our operations and services outside our currently targeted areas.  We may require additional financing and there is no assurance that such additional financing will be available.

Market Competition

The market for drywall scrapping in the United States is very large, but also dependent upon national economic forces, regional economies, and the number of housing starts.  On a national scale during the ten year period from 1996 to 2005, an average of over 1,350,000 single family homes were built annually ("Housing Facts, Figures and Trends" produced by NAHB Public Affairs & NAHB Economics, May 2007, page 3).  The average finished area of homes built in the US was over 2,300 square feet ("Housing Facts, Figures and Trends" produced by NAHB Public Affairs & NAHB Economics, May 2007, page 13). A standard multiplier commonly used in the drywall industry to determine the amount of square footage of drywall used in a home is 3.5 times the homes floor square footage.  Therefore, a 2,300 square foot house would use about 8,050 square feet of drywall (2,300 x 3.5). At an average of 20% waste (another common industry average used but also supported by our own research), would create approximately 1,610 square feet of scrap (8,050 x 20%). At a weight of 1.6 pounds per square foot for 1/2" drywall, this would equate to about 2,576 pounds of scrap per house (1,610 x 1.6), or approximately 1.288 tons. If 1,350,000 homes were built in a year and 1.288 tons were scrapped from each home, then approximately 1,738,800 tons of scrap would be generated. This does not include drywall that may be used in garages, in multifamily buildings, or in commercial and office buildings.

Currently the majority of drywall scrap is sent to landfills.  DRS Inc. is committed to the process of scrapping and recycling gypsum wallboard, thus contributing to saving our environment.  Associated problems with this product going to land fills, besides the obvious capacity problems and establishing more landfills, are that the product may contaminate groundwater and cause odor problems.  Pockets of hydrogen sulfide gas can also develop, thereby presenting a possible risk to landfill workers.

The majority of “scrapping” is done either by the drywall contractor itself, or by small one or two truck scrapping companies.  Most of this scrap is again taken to landfills where dump rates can be a considerable cost of operation.  Our company’s growth has paralleled our abilities to educate and convince clients of the advantages we have in our disposal operation, the economics of a large-scale operation, and other efficiencies.  Therefore we can perform our service cheaper than a drywall company can do it itself, and in many cases more timely, with our larger, more flexible fleet.  Timeliness is a key factor for our customers, as the drywall process on a job cannot continue safely until the scrap is removed.  Our smaller competitors with only 1 or 2 trucks cannot offer the service that we can.

Even though there is a significant cost to the disposal of the material we pick up, DRS has established a competitive edge though our pricing structure with the recycling company where our smaller trucks dump our product and, through their return to manufacturer operation to make new gypsum wallboard. Our price structure is lower than our competition due to the volume of business that we do and in the fact that we have our own trucks to haul the drywall scrap from this facility to the manufacturer with our own leased equipment. Many of our competitors simply take the scrap they collect directly to a dump facility, which has rates that are substantially higher than what we pay.

We are also in the final stages of completing the set up of the machine we have leased to process our own material, which would lower our disposal cost. Even though there are several potential uses for our product, we have chosen to target the agriculture industry and market our recycled material as a soil amendment.

We will be setting up the processing machine at a facility in Ridgefield, Washington. We have leased a 21,000 square foot warehouse from the Port of Ridgefield and have began to set up a machine we have leased to turn our raw scrap sheetrock into a saleable form of gypsum to be sold as a soil amendment.  In the 4th quarter of 2007, the company sold over 149 tons of this product from test runs of our machine before it was shipped to our facility for final installation. The company's management feels that these sales solidify its belief in our business plan and will be able to sell all the product that we can produce. Our sales force is working with several distributors of gypsum to sell our product.

There are however, risks associated with setting up our facility. We will need to apply to The City of Ridgefield, WA for a permit to set up and operate our machinery. If we do not meet certain requirements, such as engineering on our equipment and its installation, and clean air control specifications, we may not ever be able to use our processor. This would severely limit our growth and have a major impact on our business plan.  We have, however, received our clean air permit from the Washington State Agency “SWCAA” in Clark county, which is where our facility is located.

The State and City will also monitor our operation for safety items and dust control to meet clean air standards.  Any items of non-compliance could also stop our operation in Ridgefield.

Our final product has been approved by all necessary Washington state and Oregon state governmental agencies to be sold as a soil amendment.  Several state agencies will monitor and test the production of our product as its intended use is for agricultural land.  If our product becomes contaminated or for any reason does not meet numerous required chemical standards, any one of the agencies could stop us from selling our product or operating our machine.  Either of these events would have a negative material affect on our company.

The administrative costs associated with maintaining our license are minimal; however, a cease of operation by a state agency and/or the possibility and potential of new state requirements to make changes to our product or facility could substantially affect our operations.

Financial Statements

The Company has had a limited operating history.  The Company’s financial statements as summarized in this Registration Statement were audited as of June 30, 2007, by Donahue & Associates, LLC

Because the information specified in this Registration Statement concentrates primarily on details concerning us rather than the industry in which we operate, potential purchasers of common stock are encouraged to conduct their own separate investigation of our industry to obtain more insight in assessing our prospects.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

DRS Inc.'s strategy for future growth is centered on its ability to process the scrap sheetrock it picks up, and to sell it as a usable commodity.  To date, all revenue has been generated from scrapping sheetrock, picking up other construction jobsite waste and incidental trucking and a small amount of product sales. There is significant cost to the disposal of the product we collect; we take the drywall scrap to a manufacturer of new product, and other jobsite debris to a Washington State approved recycling center, both for a fee.

The revenue has allowed the company to operate and grow, as well as spend money on new leases, startup costs, and public offering costs, but not make a profit on a consistent monthly basis. Challenges will remain as we expand and additional money will be needed for day to day operations.

Therefore, for future growth and profitability, the company's business model is to have a machine manufactured that will process the scrap sheetrock by removing a majority of the paper off the scrap sheetrock and the remaining gypsum will be ground into powder form. The resulting gypsum product will be sold as a soil amendment. We currently see the agriculture industry as our most likely source of sales and distribution of our product and are in negotiations with several distributors of gypsum to farms. Both Eastern Washington and Oregon have substantial agriculture industries. We have been approved by all necessary Washington and Oregon state agencies to have our product used as a soil amendment which is a big step to achieving this goal.  If we are able to sell a large percentage of our product, it will have a significant positive impact on our financials.  Processing our product also enables us to control our growth, as it becomes increasingly difficult to dispose of our product as our tonnage increases.

To achieve the above plan, we have entered into a contract to have a processing machine built.  The processing machine was delivered to our Ridgefield, Washington warehouse facility in January 2008, and is in final stages of assembly. We negotiated and signed with the Port of Ridgefield, WA to lease a warehouse of approximately 21,000 square feet to use as our processing facility. Along with that, the location, which is near the Oregon state border, will be used to expand into the Oregon market. We started our scrapping services in Oregon in March 2008, and plan on having our processing machine operational in the 2nd quarter of 2008. If, however, there are delays, unexpected cost overruns in setting up the operation, or a failure to sell the majority of our product, these funds may not be enough to continue operating as planned.  These funds also may not be enough to support the cash flow requirements needed as our revenue base increases. In addition to leasing and setting up our processing machine and air handling system, we will also need to lease a front-end loader, fuel storage containers, and trailers to deliver our product.  Initially, we would lease this needed equipment in order to conserve our cash on hand. We would purchase the equipment only if we are able to raise enough money through this offering to meet our plans under our “Use of Proceeds” section. Two additional employees will be needed to operate the machine.

Another plan of operation is to have our site at the Port of Ridgefield become a dump site for drywall companies and other drywall scrapping companies to dispose of their scrap product.  By doing so, we can charge a "tipping" fee based on tonnage dropped off. This will enable us to generate another source of income, plus we can then process this material and sell it.  Some states such as Oregon are writing laws to keep scrap drywall from going to land fills, which would then greatly benefit this phase of our operation as our competitive drywall scrappers would then be forced to dispose of their scrap to a company such as ours that would recycle it.

DRS Inc. raised money through a private placement stock sale to provide funds for startup costs, operational costs, administrative costs, growth and expansion costs, and cash flow requirements. The company has no debt and a cash reserve of $100,000 in CD's at the Bank of America. The Company plans to use this money to run our scrapping operation in Oregon and at our Ridgefield, Washington processing facility.  In order to accomplish this with the limited amount of money on hand, without raising any additional funds through this offering, the Company will need to lease the equipment, operate in Oregon on a limited basis, and control our growth until we can sell our product and become profitable. The Company projects that this money will be sufficient to enable it to continue its limited operations, but is looking toward growth and expansion under the above business model.

Challenges to the business will be the seasonal winter slowdown of construction and the apparent imminent slowdown in the construction industry. The company does however see an increase in the number of apartments being built versus single-family homes, which is a more efficient and profitable part of our operation.

In the future, the company has plans to expand to other states.  Areas that will be targeted are larger metropolitan areas that also have an industry outlet for processed gypsum. If our expansion into Oregon is successful, our next target market will be California, which not only has a large population, but a large agriculture industry.

On August 1, 2007, we had a major change in corporate personnel. Daniel Guimont who was the original President and also a director stepped down from both positions in order to concentrate on sales and operational growth. He has over 9 years of experience in the drywall scrapping industry.   Daniel Mendes, who has a finance degree from Santa Clara University and who has successfully owned and grew a drywall company, stepped down from his positions of Secretary and Treasurer and was put forth as President. Mr. Mendes is also a director of the company since inception.  George Guimont, also a long time successful owner of a drywall company was put forth as Secretary and Treasurer and also a director.  The company is confident that with the many years of experience of each of the individuals in this industry that it can be successful in carrying out its planned operation.

The Company feels strongly that with the current climate in the United States to work towards increased recycling, DRS Inc. will be well received and supported in the marketplace as the country puts more emphasis on environmental issues. Scrap sheetrock is a very large contributor to landfills, and therefore we feel that many states will follow the lead of other countries in making it illegal to dump this waste into landfills. DRS Inc. is working to position itself to take advantage of any of these changes which would significantly affect the growth potential of its business.

Summary of Operations

For the Year Ended June 30, 2007

Gross sales from drywall removal and other hauling were $1,394,669 for the year ended June 30, 2007.  Sales are billed to the client based upon the amount of debris to be removed, the type of debris, and transportation distances.

Cost of goods sold for the year ended June 30, 2007 were $1,358,661, a detail of which is:

Labor	$590,698
Debris dumps	213,131
Depreciation	17,904
Truck costs	387,096
Commissions	118,395
Equipment	31,637

Total CGS	$1,358,861

Gross margin on sales was about 3%. Management expects gross margins to vary between 8% and 10%, which is similar to our competition’s gross margin rates.  Labor costs for the period were significantly high in relation to our sales revenues as result of “over-hiring” of line workers to complete our debris removal tasks in our first year of operations.  Management expects the future quarters to become more in line with industry standards as we achieve greater economies of scale and the attendant efficiencies thereto.

Executive compensation for the year ended June 30, 2007 was $125,000 for management duties, plus an additional $41,200 paid for sales compensation, and car payments as outlined in the executive summary compensation table. The Company issued 14,000,000 shares to the officers during the year ended June 30, 2007 for services rendered.  The Company used $0.75 per share to value the issuance which was the price used to offer our shares to public investors during the year.  The Company valued the issuance at $10,080,000 and recorded this amount as administrative salary expense.  Management expects no more issuances of common stock will be made to the officers in the foreseeable future.

Administrative costs from inception to June 30, 2007 were $532,502.  A detail of administrative costs is as follows:

Automobile expense	$14,940
Bad debt expense	35,994
Bank fees	50
Depreciation- office equipment	662
Insurance	15,368
Licenses	5,458
Marketing	3,530
Meals	1,776
Supplies	7,339
Professionals & consulting fees	413,480
Rent expense	8,795
Taxes	5,033
Telephone	20,077

Total	$532,502

Bad debt reserve expense for the year ended June 30, 2007 was $35,994.  The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience. Currently management estimates bad debt reserve to approximate 10% of open accounts receivables.

Professional fees mainly includes the legal, consulting, and accounting costs associated with our private placement discussed below in the liquidity and capital resources section. These costs include the issuance of 460,000 shares to consultants involved in our private placement efforts.  The issuance was valued at $0.75 per share or $331,200.  This was a one time issuance and management does not expect any large issuances of shares to consultants in the foreseeable future.

As a result, our net loss from operations for the period from inception to June 30, 2007 was $10,701,694.  After deducting the interest costs on the capital leases for our trucks and adding interest income, we incurred a net loss of $10,714,428 for the period from inception to June 30, 2007.  Based upon an average of common shares of 14,749,293 outstanding during this period, our net loss per share was $0.73.

For the Six Months Ended December 31, 2007

Gross sales from drywall removal and other hauling were $1,590,433 for the six months ended December 31, 2007. Despite a downturn in the overall construction industry, the Company maintained most of its clients and in fact increased its client base.

Cost of goods sold for the six months ended December 31, 2007 were $1,433,766, a detail of which is:

Labor	$630,040
Debris dumps	225,470
Depreciation	27,607
Truck costs	440,331
Commissions	82,061
Equipment	28,257

Total CGS	$1,433,766

Gross margin on sales was about 9.80%.  Through greater experience of management and the streamlining of labor costs associated with drywall removal and debris disposal operations, management reduced its' per job labor costs this period significantly.  Through increased job site supervisory procedures and less line workers, management was able to attain a gross margin return more in line with industry standards.  Management will continue its efforts in this area and expects to achieve in greater economies of scale as the Company gains more experience in drywall and debris disposal.

Administrative costs for the six months ended December 31, 2007 were $242,453 and management expects these costs to remain constant with only slight increases in the coming quarters.

Administrative costs for the six-month period are detailed as follows.

Automobile expense	$4,700
Bank fees	236
Depreciation- office equipment	650
Insurance	2,653
Licenses	3,900
Marketing	3,916
Meals	2,193
Supplies	11,730
Professional fees	153,814
Rent expense	33,938
Stock agent	78
Taxes	8,146
Telephone	16,167
Utilities	332

Total	$242,453

Professional fees continue to be our main portion of our administrative costs.  In August 2007, the Company entered into a consulting agreement with a management company to oversee the daily business operations of the Company and to increase its profitability.  The agreement requires the Company to compensate the management company $20,000 per month and is terminable by either party upon thirty days written notice of intent to terminate the agreement. The consultant hired is not directly involved in revenue producing activities, but instead is involved as an overseer to all business operations and therefore the cost of this consultant is treated as an administrative expense and not as a direct cost to revenues. To that end, professional costs include approximately $100,000 for this service.  Management, however, is pleased with this investment as the consulting agreement has greatly increased the gross margin profitability of the Company as discussed above.

The balance of the professional costs is mainly the legal and accounting costs associated with our private placement discussed below in the liquidity and capital resources section.  Management expects professional fees to continue to comprise the majority component of administrative costs in the coming quarters.

As a result of the above, our net loss from operations for the six months ended December 31, 2007 was $181,286.  After deducting the interest costs on the capital leases for our trucks and adding interest income, we incurred a net loss of $194,931 for the period, or $0.01 per common share outstanding.

Liquidity & Capital Resources

As of June 30, 2007

Cash on hand at June 30, 2007 was $211,988.  During the period from inception to June 30, 2007, we raised $922,202 by issuing 1,274,934 shares of our common stock.  Drywall and debris removal operations used $431,367 of these cash proceeds.  In addition, we paid $225,829 for security deposits on vehicles provided the Company.  Finally, we used $35,285 to pay down the capital leases on our three vehicles and $17,733 to purchase office equipment and pay other security deposits.

Total assets at June 30, 2007 were $1,027,782, with working capital of $309,836.

Shareholders equity increased to a $619,917 at June 30, 2007. During the period from inception to June 30, 2007, we raised $923,935 by issuing 1,274,934 shares of our common stock and 3,294,933 options  to purchase common stock. We issued 14,460,000 shares of common stock to our officers and other consultants for services rendered in starting up the Company.  These issues were valued at $11,131,200, using the $0.75 per share price offered to the public in our private placement.  After deducting a loss from operations of $10,714,428, our shareholder equity at June 30, 2007 was $619,917.

As of December 31, 2007

Cash on hand at December 31, 2007 was $126,256 as compared to $211,988 at June 30, 2007, a decrease of $85,732.  During the six months ended December 31, 2007, we raised $81,601 by issuing 113,333 shares of our common stock.  Drywall and debris removal operations used $109,552 of cash.  In addition, we used $24,167 to pay down the capital leases on our vehicles and $33,614 to purchase equipment and security deposits on additional storage space.

Total assets at December 31, 2007 were $873,567 as compared to $1,027,782 at June 30, 2007.  Our working capital at December 31, 2007 was $178,959 compared with working capital of $309,836 at June 30, 2007, a decrease of $130,877.

Shareholders equity decreased $98,330 to $521,587 at December 31, 2007. During the six months ended December 31, 2007, we raised $81,601 by issuing 113,333 shares of our common stock. We also issued 20,000 shares of common stock to our attorney for services rendered valued at $15,000.  After deducting a loss from operations of $194,931 for the six-month period, our shareholder equity at December 31, 2007 was $521,587.

Forward Looking Capital Expenditures

Projecting forward into the calendar year 2008, the company expects to spend approximately $20,000 to secure leases for equipment needs. These leases will also require the company to service a monthly debt of approximately $11,100 which breaks down on a monthly basis as follows: $6,000 for the drywall processing machine, $500 for fuel storage containers, $1,100 for a front end loader, $1,500 for a trailer to deliver our processed product, and $2,000 per month for a commercial truck scale

DESCRIPTION OF PROPERTY

Rented/leased Property

EQUIPMENT RENTAL/LEASE LIST

YEAR	MAKE	MODEL	VIN #
2003	Ford	F550 w/Dump Bed	1FDAF56P64EA18902
2003	Ford	F550 w/Dump Bed	1FDAF56P33ED0224
2003	Ford	F550 w/Dump Bed	1FDAF56P63ED13013
2001	Ford	F550 w/Dump Bed	1FDAF56F61EA47710
2005	Ford	F250	1FTSW21PX5EC48412
2004	Ford	F650 w/Dump Bed	3FRNX65N84V654253
2001	Ford	F550 w/Dump Bed	1FDAF56F71EC17489
2004	Ford	F550 w/Dump Bed	1FDAF56P64EA18902
2004	Ford	F650 w/Dump Bed	3FRNF65234V589787
2007	Mitsubishi	FM-260	JL6DGM1E77K003403
2006	Mitsubishi	FM-OTHI	JL6BDH1S26K001036
2007	Mitsubishi	FM-260	JL6DGM1E27K004281
2007	Mitsubishi	FM-260	JL6DGM1E77K004051
2007	Mitsubishi	FM-260	JL6DGM1E67K004218
2007	Mitsubishi	FM-260	JL6DGL1E47K007046
2007	Mitsubishi	FM-260	JL6DGL1E27K007093
1994	WHGM	Tractor	4V1VDBCH9RN673569
2004	Trinity	56' Belt Trailer	1T9SC56483B656098
2008	Ford	Pickup	1FTSW31RX8EA33625
2006	Honda	Pickup	2HJYK16556H505893
2007	Custom	Processing Machine
2005	GMC	C6C	1GDJ6C1C85F510979
2005	GMC	6500	1GDJ6C1C65F510883
2005	GMC	6500	1GDJ6C1C05F510894
2005	Peterbuilt	Tractor	2NPLLZ9X15M883747
2007	Mercedes	E350W	WDBUF56X97BO60986
2001	Freightliner	FLD120	1FUNAHCG21PF96985
2006	Isuzu	Flatbed w/Dump Bed	JALC4B16X57007987
2001	Trinity	LBT Trailer	1F9SE53431B114217

Office Equipment and Supplies

Office equipment and supplies are located at our main facility at 16504 9th Avenue SE, Suite 205, Mill Creek, Washington 98012

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain consultants used by the Company may be paid in stock in lieu of cash, or along with cash. The following consultants have been compensated with stock for services rendered:  Sharon D. Mitchell; 20,000 shares for legal services rendered; Denise Mayo; 160,000 shares for services rendered with regard to internet marketing, web construction and locating new crushing site areas; Daniel Johnson; 150,000 shares for services rendered with regard to national marketing as well as lobbying to pass laws making it illegal to dump sheet rock outside of designated areas; and Racquel Vieth; 150,000 shares for services rendered regarding marketing product to local farmers as well as efforts to allow  DRS Inc. to set up grinders on sheet rock manufacturers premises.  The 460,000 shares of Common Stock issued to our three consultants, Denise Mayo, Daniel Johnson and Racquel Vieth were issued in exchange for their knowledge in the above-mentioned services as well as researching the viability of going public, assisting in determining the direction of the company, establishing our marketing presence and marketing for our future product.

Subsequent to September 30, 2007, the company issued 100,001 shares of its common stock to the following individuals: Andrew H. Beebe, 66,667 shares and Steven J. King, 13,334 shares. The nature of the issuing of these aforementioned shares was by cash payment at a price of $0.75 per share and under the same terms and conditions as all other investors who purchased their shares for cash.  Both Andrew H. Beebe and Steven J. King were contacted directly by either Daniel Mendes or George Guimont and were/are known personally and professionally by both directors. The other 20,000 shares of common stock were issued, in conjunction with standard, acceptable legal fees, to the company’s legal counsel, Sharon D. Mitchell, for legal services rendered.

George Guimont owns "Living Homes Construction" which did $13,238.00 in business with DRS in the calendar year of 2007, and Daniel Mendes is 50% owner and Vice-President of "Redhawk Construction Inc." which did $59,571.39 in business with DRS in the calendar year of 2007.   Other shareholders that we do business with, and the amount of billed revenue worth of business that they did with us in the calendar year 2007, are: Terry McKormick, owner of Proline Construction: $66,582.22; Collins Drywall: $100,492.00; Jon Ravsten, owner of RDC: $32,471.21; Steve King, owner of Floater & Company: $28,795.14; and Aaron Guimont, owner of AM Texturing: $2,636.07.  DRS performed drywall scrapping services for each of these companies which was the source of generated revenue.

George Guimont personally leases to the Company the majority of the equipment vehicles and trucks that DRS uses in its operation.  These leases are simple month-to-month leases that fit the Company’s specific needs and are at fair market rates.  As of December 31, 2007, the total monthly payment for all the leases was $25,052.91 per month.  The Company is required to fully insure and maintain all items under lease.  The Company paid a deposit to Mr. Guimont at the beginning of each lease term and has the right to purchase any equipment, vehicle or truck at fair market value at any time, in which case the deposit would be applied to the purchase price.

Additionally, Daniel Guimont, who was President/Director until August 2007, is the son of George Guimont, our Director/Secretary/Treasurer, remains a consultant to us, through his own company, DTG Enterprises, Inc., and is compensated as such. His contract in on a month-to-month basis and can be terminated by either party with 30 days notice.  He assists the Company as an overseer to all business operations and provides insight into the industry and areas for growth opportunities.  As of December 31, 2007, he is paid $14,000 per month. In the future, Daniel Guimont may receive stock in lieu of cash for his services.

We did not utilize promoters with regard to raising money through our private placement memorandum.  Each investor was contacted directly by either Daniel Mendes, or Dan Guimont.  Each investor was either a friend, family or a close business associate of the aforementioned.

MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

No established public trading market exists for our Common Stock.  The only common equity is that resulting from the private placement of shares. The company has sold 1,388,268 shares of its common stock at seventy-five cents ($0.75) per share to 47 investors via a private placement under Rule 506. In addition, in May 2007, the Company issued 100,000 warrants to purchase 100,000 shares at $1.00 for a period of eight years to a consultant for services rendered.  Between December 2006 and June 2007, the Company issued 103,936 warrants to purchase 103,936 shares at $0.75 for a period of 12 months beginning at the time the Company’s shares begin trading on the public market.  Between December 2006 and December 2007, the Company issued 1,224,332 shares at $0.50 for a period of 24 months beginning at the time the Company’s shares begin trading on the public market.  Between December 2006 and December 2007, the Company issued 1,033,333 shares at $0.35 for a period of 36 months beginning at the time the Company’s shares begin trading on the public market.  Between December 2006 and June 2007, the Company issued 899,999 shares at $0.25 for a period of 48 months beginning at the time the Company’s shares begin trading on the public market.  These warrants were issued as an incentive (or award) to those shareholders listed in the selling shareholder table listed above. There are no equity compensation plans in place at this time. Except for this registration and offering, there is no Common Stock that is being, or has been proposed to be, publicly offered.

The business owner and President, as well as the Secretary/Treasurer have continued to run DRS Inc., offering their expertise, including marketing the company, maintaining business relationships and networking for new contracts and new market areas in anticipation of growth and expansion in neighboring states in exchange for seven million (7,000,000) shares each of the common stock.
EXECUTIVE COMPENSATION

Any compensation received by our officers and directors will be evaluated and determined from time to time.  At this time, salaries are being paid as outlined in the table set forth below:

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
PEO

Daniel Mendes President/Director	2007	$62,500	7,000,000	Car payment of $783.34 per month.
George Guimont Secretary/Treasurer Director	2007		7,000,000 (2)
Daniel Guimont Director (1)	2007	$103,700		Car payment of $1,358.98 per month

(1) On August 1, 2007, Daniel Guimont started being compensated as a business consultant through his own company - DTG Enterprises Inc. He is no longer an employee or director of DRS Inc. after 7/31/07.

(2) These shares were originally issued to Daniel Guimont, but were signed over to George Guimont on July 30, 2007.

On August 1, 2007, Mr. George Guimont stepped in as Director and Secretary/Treasurer.

Compensation of Directors

Any Director who also becomes our employee will receive no extra compensation for their service on our Board of Directors.  Directors may be compensated for out-of-pocket expenses associated with attending Board of Directors’ meetings.

Employment Contracts

We currently have no employment contracts in place and our executive officers are compensated as stated above.

Stock Option Plans

At this time, there is no stock option plan in place.

Changes in and Disagreements with Accountants
on Accounting and Financial Disclosure

There are no changes in or disagreements with accountants on accounting and/or financial disclosure at this time.

Financial Statements

See included Financial Statements included on following pages F1 through F24

THE REST OF THIS PAGE WAS LEFT INTENTIONALLY BLANK

DRS Inc.
Audited Financial Statements
For the Year Ended June 30, 2007

   DONAHUE ASSOCIATES, L.L.C.
    27 BEACH ROAD, SUITE CO5-A
     MONMOUTH BEACH, NJ.    07750
                     Phone: (732) 229-7723

Independent Auditor’s Report

The Shareholders,
DRS Inc.

We have audited the accompanying consolidated balance sheet of DRS Inc. as of June 30, 2007 and the related consolidated statements of operations and changes in shareholders’ equity, and cash flows for the year ended June 30, 2007. These financial statements are the responsibility of management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted by the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements presented are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the balance sheets of DRS Inc. as of June 30, 2007 and the related consolidated statements of operations and changes in shareholders’ equity, and cash flows for the year ended June 30, 2007, in conformity with generally accepted accounting principles generally accepted in the United States of America.

Monmouth Beach, New Jersey
September 21, 2007

DRS Inc.
Consolidated Balance Sheets
As of June 30, 2007

ASSETS

Current assets:
Cash & short term deposits	$211,988
Accounts receivable (net of allowance for bad debt of $35,994)	321,798
Total current assets	$533,786

Other assets:
Fixed assets- net	254,315
Security deposits	13,852
Receivable from shareholder	225,829

Total assets	$1,027,782

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$174,150
Capital lease payable- short term	49,800
Total current liabilities	$223,950

Capital lease payable- long term	183,915

Shareholders' equity:
Common stock- $.001 par value, authorized 25,000,000 shares,
issued and outstanding, 15,734,934 shares	$15,735
Additional paid in capital	11,318,610
Retained deficit	(10,714,428)
Total shareholders' equity	619,917

Total Liabilities & Shareholders' Equity	$1,027,782

See the notes to the financial statements.

DRS Inc.
Consolidated Statements of Operations
For the Year Ended June 30, 2007

Revenues:
Net revenues	$1,394,669
Cost of revenues	(1,358,861)
Net revenues	$35,808

General and administrative expenses:
Salaries and benefits	$10,205,000
General administration	532,502
Total general & administrative expenses	10,737,502

Net loss from operations	$(10,701,694)

Other revenues:
Interest income	1,178
Interest expense	(13,912)

Net loss before provision for income taxes	$(10,714,428)

Provision for income taxes	0

Net loss	$(10,714,428)

Loss per common share:
Basic & fully diluted	$(0.73)

Weighted average of common shares:
Basic & fully diluted	14,749,293

See the notes to the financial statements.

DRS Inc.
Consolidated Statements of Cash Flows
For the Year Ended June 30, 2007

Operating Activities:
Net loss	$(10,714,428)
Adjustments to reconcile net loss items
not requiring the use of cash:
Salaries and benefits	10,080,000
Depreciation	18,566
Bad debt	35,994
Consulting expense	332,143
Changes in other operating assets and liabilities :
Accounts receivable	(357,792)
Accounts payable	174,150
Net cash used by operations	$(431,367)

Investing Activities:
Security deposits on vehicles	$(13,852)
Purchase of office equipment	(3,881)
Net cash used by investing activities	(17,733)

Financing Activities:
Issuance of common stock	$956,202
Placement fees	(34,000)
Payment of capital lease	(35,285)
Receivable from shareholder	(225,829)
Net cash provided by financing activities	661,088

Net increase in cash during the period	$211,988

Cash balance at July 1, 2006	0

Cash balance at June 30, 2007	$211,988

Supplemental disclosures of cash flow information:
Interest paid during the period	$13,912
Income taxes paid during the period	$0

See the notes to the financial statements.

DRS Inc.
Consolidated Statement of Changes in Shareholder’s Equity
From Inception, November 17, 2006 to June 30, 2007

						Issue
	Common	Common	Paid in	Accumulated		Price Per
	Shares	Par Value	Capital	Deficit	Total	Share

Balance at inception, November 17, 2006	0	$0	$0	$0	$0

Issued shares to officers	14,000,000	14,000	10,066,000		10,080,000	$0.72

Issued shares to consultants	460,000	460	330,740		331,200	$0.72

Issuance of common stock	1,274,934	1,275	920,927		922,202	$0.72

Options issued to consultant			943		943

Net loss				(10,714,428)	(10,714,428)

Balance at June 30, 2007	15,734,934	$15,735	$11,318,610	$(10,714,428)	$619,917

See the notes to the financial statements.

DRS Inc.
Notes to the Financial Statements
For the Year Ended June 30, 2007

1.	Organization of the Company and Significant Accounting Principles

DRS Inc. (the “Company”) is a privately held corporation formed in November 2006 in the state of Nevada. The financial statements include the results of operations of the Company and its wholly owned subsidiary, DRS Union Inc.  The Company’s fiscal year end is June 30th.

The Company and its subsidiary remove rubbish from drywall at construction sites for disposal and recycling.

Consolidation- the accompanying consolidated financial statements include the accounts of the company and its wholly owned subsidiary.  All significant inter-company balances have been eliminated.

Use of Estimates- The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include.  Actual results may differ from these estimates.

Cash- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with original maturity dates of three months or less.

Fixed Assets- Fixed assets are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment	3 years
Vehicles	5 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized.  Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109  (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Revenue Recognition- The Company realizes revenues from drywall removal jobs when the existence of an unconditional binding arrangement with a client is present, the work has been performed, the Company fees are determined and fixed, and the assurance of the revenue collection is reasonably secured.

Bad Debt Expense- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience.

Recent accounting pronouncements:

SFAS 155, "Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140" (`SFAS No. 155"). This Statement shall be effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity's first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Management does not expect adoption of SFAS No. 155 to have a material impact on the Company's consolidated financial statements.

SFAS 157, "Fair Value Measurements", defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. Management does not expect adoption of SFAS No. 157 to have a material impact on the Company's consolidated financial statements.

In June 2005, the Emerging Issues Task Force reached a consensus on Issue No. 05-6 ("EITF No. 05-6"), "Determining the Amortization Period for Leasehold Improvements Purchased after Lease Inception or Acquired in a Business Combination." EITF No. 05-6 clarifies that the amortization period for leasehold improvements acquired in a business combination or placed in service significantly after and not contemplated at or near the beginning of the lease term should be amortized over the shorter of the useful life of the assets or a term that includes the required lease periods and renewals that are reasonably assured of exercise at the time of the acquisition. EITF No. 05-6 is to be applied prospectively to leasehold improvements purchased or acquired in reporting periods beginning after June 29, 2005. The adoption of EITF No. 05-6 did not have a material impact on the Company's consolidated financial statements.

In June 2006, the FASB issued FASB Interpretation ("FIN") No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No.109" ("FIN No. 48"). FIN No. 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, "Accounting for Income Taxes". Fin No. 48 is effective for fiscal years beginning after December 15, 2005. Management does not expect adoption of FIN No. 48 to have a material impact on the Company's consolidated financial statements.

2. Fair values of Financial Instruments

Cash, accounts receivable, security deposits, receivable from shareholder, accounts payable and accrued expenses, and capital leases payable in the balance sheet are estimated to approximate fair market value at June 30, 2007.

3.  Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. Diluted net loss per share gives the effect of outstanding common stock equivalents of the options outstanding. The effects on net loss per share of the common stock equivalents, however, are not included in the calculation of net loss per share since their inclusion would be anti-dilutive.

Net loss per common share has been computed as follows:

Net loss	$(10,714,428)

Total common shares outstanding	15,734,934

Weighted average of shares outstanding	14,749,293

Loss per common share:
Basic & fully diluted	$(0.73)

4. Concentration of Credit Risks

The Company’s president and secretary have provided personal guarantees on the leased vehicles discussed in Note 9. A withdrawal of this support may have a material adverse effect on the Company’s ability to lease equipment.

5.  Provision for Income Taxes

Provision for income taxes is comprised of the following:

Net loss before provision for income taxes	$(10,714,428)

Current tax expense:
Federal	$0
State	0
Total	$0

Less deferred tax benefit:
Timing differences	(111,873)
Allowance for recoverability	111,873
Provision for income taxes	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%
Statutory state and local income tax	10%
Less allowance for tax recoverability	-44%
Effective rate	0%

Deferred income taxes are comprised of the following:

Timing differences	$111,873
Allowance for recoverability	(111,873)
Deferred tax benefit	$0

Note: The deferred tax benefits arising from the timing differences expires in fiscal year 2027 and may not be recoverable upon the purchase of the Company under current IRS statutes.

6. Issuance of Common Stock and Options

In November 2006, the Company issued 14,000,000 to the officers of the Company for services rendered.  The Company used $0.72 to value the transaction and recorded a salary expense of $10,080,000 in the statement of operations.

In December 2006, the Company issued 460,000 to consultants for marketing services rendered.  The Company used $0.72 to value the transaction and recorded a salary expense of $331,200 in the statement of operations.

In February 2007, the Company began an offering of 1,500,000 shares of its common stock through an offering as defined by Rule 501 of Regulation D of the Securities Exchange Act.  The offering price per share is $0.75.  The offering also includes common stock options to be issued to purchasers of common stock in excess of 6,667 shares at exercise prices and maturity dates depending upon the amount of shares purchased.  Please see the table below for a detail of exercise prices and maturity dates. As of June 30, 2007, the Company received net proceeds of $922,202 in and issued 1,274,934 shares of common stock and 3,094,932 options to purchase its common stock.

As a result of the offering, the Company issued 3,094,932 options to purchase its common stock in connection with the stock offering. The Company applied an option pricing model to determine the fair value of the options issued using the following assumptions, the dividend yield is 0%, volatility is 40%, and a risk-free interest rate of 5.50%. The fair values generated by option pricing model may not be indicative of the future values, if any, that may be received by the option holder.

In addition, in May 2007, the Company issued 100,000 options to purchase 100,000 shares at $1 for a period of eight years to a consultant for services rendered.  Using the above model and assumptions, the Company recorded a consulting expense of $943 in the statement of operations.

There is no formal stock option plan for employees.

A list of options outstanding at June 30, 2007 is as follows:

			Estimated
			Average
		Average	Years to
	Amount	Exercise Price	Maturity

Inception, November 14, 2006	0

Issued	3,194,932
Expired	0
Exercised	0

Outstanding at June 30, 2007	3,194,932	$0.41	4.24

Options	Exercise	Maturity
Issued	Price	Date

103,936	$0.75	1 year from date shares publicly traded
157,665	$0.50	2 year from date shares publicly traded
133,334	$0.35	3 year from date shares publicly traded
2,699,997	$0.25	4 year from date shares publicly traded
100,000	$1.00	25-Sep-15

3,194,932

7. General Administrative Expenses

A detail of general administrative expenses in the statement of operations at June 30, 2007 is as follows:

Automobile expense	$14,940
Bad debt expense	35,994
Bank fees	50
Depreciation- office equipment	662
Insurance	15,368
Licenses	5,458
Marketing	3,530
Meals	1,776
Supplies	7,339
Professionals & consulting fees	413,480
Rent expense	8,795
Taxes	5,033
Telephone	20,077

Total	$532,502

8.  Fixed Assets- Net

The following table is a summary of fixed assets at June 30, 2007:

Vehicles	$269,000
Office equipment	3,881
Accumulated depreciation	(18,566)

Fixed assets- net	$254,315

The category for vehicles is leased assets discussed in Note 9.  Depreciation expense on the leased assets for the period from inception to June 30, 2007 is $17,904.

9. Commitments and Contingencies

In June 2007, the Company became committed to non-cancelable operating leases for office and vehicle parking space in Mercer Island, Washington.  Future minimum lease payments required under these leases is as follows:

2008	$35,299
2009	15,241
2010	14,586

Total	$65,126

Rent expense for period from the inception of the leases to June 30, 2007 was $8,795.

During the period from the Company’s inception in November 2006 to June 30, 2007, the Company entered into various lease agreements for vehicle equipment.  Future minimum lease payments required under these leases is as follows:

2007	$76,212
2008	76,212
2009	76,212
2010	69,861

Total minimum lease payments	$298,497

Less amounts representing interest	(64,782)

Present value of net minimum lease payments	$233,715

In May 2007, the Company entered into an agreement with a consultant to construct a machine that recycles sheetrock and to purchase other vehicles for use in its business.  Management estimates the cost of the sheetrock recycler and the vehicles to approximate $630,000.

As compensation, the Company has agreed to pay the consultant $6 per ton of all sheetrock it disposes of except in the states of Washington and Oregon, where compensation will be $23 per ton.  Any sale of recycled sheetrock by the Company will require a commission to be paid of 10% of sales proceeds in excess of $30 per ton.

10.  Litigation

Management is not aware of any pending or threatened litigation against the Company as of the date of this report.

11. Related Party Transactions

During the period from inception to June 30, 2007, the Company had sales revenues of $38,979 from companies that were owned by the Company’s management and shareholders.  There are no receivable balances due from related parties at June 30, 2007.

The Company has entered into equipment rental agreements with the secretary and treasurer of the Company.  The rental agreements are on a month to month basis and the Company has deposited $225,829 with this officer to secure the agreements.  The deposits are unsecured and non interest bearing. During the period from inception to June 30, 2007, the Company paid $151,681 for equipment rental to the Company’s secretary and treasurer.

12. Subsequent Event

In August 2007, the Company entered into a consulting agreement with a management company to oversee the daily business operations of the Company and to increase its profitability.  The agreement requires the Company to compensate the management company $20,000 per month and is terminable by either party upon thirty days written notice of intent to terminate the agreement.

13.	Non Cash Transaction

The following transactions have been excluded from the statement of cash flows for the period from inception, November 17, 2006 to June 30, 2007 since the transactions did not involve the exchange of cash.

During the period from inception, November 17, 2006 to June 30, 2007, the Company acquired $269,000 of vehicle equipment by entering into capital leases more fully discussed in Note 9.

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DRS Inc.
Consolidated Balance Sheets
As of December 31, 2007

	Unaudited
ASSETS	31-Dec-07	30-Jun-07

Current assets:
Cash & short term deposits	$126,256	$211,988
Accounts receivable (net of allowance for bad debt)	246,895	321,798
Prepaid expense	1,063	0
Total current assets	$374,214	$533,786

Other assets:
Fixed assets- net	246,224	254,315
Security deposits	27,300	13,852
Receivable from shareholder	225,829	225,829

Total assets	$873,567	$1,027,782

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable & accrued expenses	$142,432	$174,150
Capital lease payable- short term	52,823	49,800
Total current liabilities	$195,255	$223,950

Capital lease payable- long term	156,725	183,915

Shareholders' equity:
Common stock- $.001 par value, authorized 25,000,000 shares, issued and outstanding, 15,734,934 shares at 6/30/07 and
15,868,268 at 12/31/07	$15,868	$15,735
Additional paid in capital	11,415,078	11,318,610
Retained deficit	(10,909,359)	(10,714,428)
Total shareholders' equity	521,587	619,917

Total Liabilities & Shareholders' Equity	$873,567	$1,027,782

See the notes to the financial statements.

DRS Inc.
Consolidated Statements of Operations
From July 1, 2007 to December 31, 2007
Unaudited

Six Months
31-Dec-07

Revenues:
Net revenues from drywall removal	$1,590,433
Cost of revenues	(1,433,766)
Net revenues	$156,667

General and administrative expenses:
Salaries and benefits	$95,500
General administration	242,453
Total general & administrative expenses	337,953

Net loss from operations	$(181,286)

Other revenues:
Interest income	294
Interest expense	(13,939)

Net loss before provision for income taxes	$(194,931)

Provision for income taxes	0

Net loss	$(194,931)

Loss per common share:
Basic & fully diluted	$(0.01)

Weighted average of common shares:
Basic & fully diluted	15,774,205

See the notes to the financial statements.

DRS Inc.
Consolidated Statements of Cash Flows
From July 1, 2007 to December 31, 2007
Unaudited

Six Months
31-Dec-07
Operating Activities:
Net loss	$(194,931)
Adjustments to reconcile net loss items
not requiring the use of cash:
Salaries and benefits (stock issue)
Depreciation	28,257
Bad debt	0
Consulting expense	15,000
Changes in other operating assets and liabilities :
Accounts receivable	74,903
Prepaid expense	(1,063)
Accounts payable	(31,718)
Net cash used by operations	$(109,552)

Investing Activities:
Security deposits	$(13,448)
Purchase of equipment	(20,166)
Net cash used by investing activities	(33,614)

Financing Activities:
Issuance of common stock	$85,001
Placement fees	(3,400)
Payment of capital lease	(24,167)
Net cash provided by financing activities	57,434

Net increase in cash during the period	$(85,732)

Cash balance at inception and June 30, 2007	211,988

Cash balance at December 31, 2007	$126,256

Supplemental disclosures of cash flow information:
Interest paid during the period	$13,939
Income taxes paid during the period	$0

See the notes to the financial statements.

DRS Inc.
Consolidated Statement of Changes in Shareholder’s Equity
From Inception, November 17, 2006 to December 31, 2007

						Issue
	Common	Common	Paid in	Accumulated		Price Per
	Shares	Par Value	Capital	Deficit	Total	Share

Balance at inception, November 17, 2006	0	$0	$0	$0	$0

Issued shares to officers	14,000,000	14,000	10,066,000		10,080,000	$0.72

Issued shares for services	460,000	460	330,740		331,200	$0.72

Issuance of common stock	1,274,934	1,275	920,927		922,202	$0.72

options issued to consultant			943		943

Net loss				(10,714,428)	(10,714,428)

Balance at June 30, 2007	15,734,934	15,735	11,318,610	(10,714,428)	619,917

Issuance of common stock	113,334	113	81,488		81,601	$0.72

Issued shares for services	20,000	20	14,980		15,000

Net loss				(194,931)	(194,931)

Balance at December 31, 2007-unaudited	15,868,268	$15,868	$11,415,078	$(10,909,359)	$521,587

See the notes to the financial statements.

DRS Inc.
Notes to the Financial Statements
From July 1, 2007 to December 31, 2007

1.	Organization of the Company and Significant Accounting Principles

DRS Inc. (the “Company”) is a privately held corporation formed in November 2006 in the state of Nevada. The financial statements include the results of operations of the Company and its wholly owned subsidiary, DRS Union Inc.

The Company and its subsidiary remove rubbish from drywall at construction sites for disposal and recycling.

Consolidation- the accompanying consolidated financial statements include the accounts of the company and its wholly owned subsidiary.  All significant inter-company balances have been eliminated.

Use of Estimates- The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make reasonable estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses at the date of the financial statements and for the period they include.  Actual results may differ from these estimates.

Cash- For the purpose of calculating changes in cash flows, cash includes all cash balances and highly liquid short-term investments with original maturity dates of three months or less.

Fixed Assets- Fixed assets are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful life of the asset. The following is a summary of the estimated useful lives used in computing depreciation expense:

Office equipment	3 years
Equipment	3 years
Vehicles	5 years

Expenditures for major repairs and renewals that extend the useful life of the asset are capitalized.  Minor repair expenditures are charged to expense as incurred.

Long Lived Assets- The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Income taxes- The Company accounts for income taxes in accordance with the Statement of Accounting Standards No. 109  (SFAS No. 109), "Accounting for Income Taxes".  SFAS No. 109 requires an asset and liability approach to financial accounting and reporting for income taxes.  Deferred income tax assets and liabilities are computed annually for differences between financial statement and income tax bases of assets and liabilities that will result in taxable income or deductible expenses in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets and liabilities to the amount expected to be realized.  Income tax expense is the tax payable or refundable for the period adjusted for the change during the period in deferred tax assets and liabilities.

Revenue Recognition- The Company realizes revenues from drywall removal jobs when the existence of an unconditional binding arrangement with a client is present, the work has been performed, the Company fees are determined and fixed, and the assurance of the revenue collection is reasonably secured.

Bad Debt Expense- The Company provides, through charges to income, a charge for bad debt expense, which is based upon management's evaluation of numerous factors.  These factors include economic conditions, a predictive analysis of the outcome of the current portfolio and prior credit loss experience.

2.  Net Loss per Share

The Company applies SFAS No. 128, Earnings per Share to compute net loss per share. In accordance with SFAS No. 128, basic net loss per share has been computed based on the weighted average of common shares outstanding during the years. Diluted net loss per share gives the effect of outstanding common stock equivalents of the options outstanding. The effects on net loss per share of the common stock equivalents, however, are not included in the calculation of net loss per share since their inclusion would be anti-dilutive.

Net loss per common share has been computed as follows:

Net loss	$(194,931)

Total common shares outstanding	15,868,268

Weighted average of shares outstanding	15,774,205

Loss per common share:
Basic & fully diluted	$(0.01)

3.  Provision for Income Taxes

Provision for income taxes is comprised of the following:

Net loss before provision for income taxes	$(194,931)

Current tax expense:
Federal	$0
State	0
Total	$0

Less deferred tax benefit:
Timing differences	(191,210)
Allowance for recoverability	191,210
Provision for income taxes	$0

A reconciliation of provision for income taxes at the statutory rate to provision for income taxes at the Company's effective tax rate is as follows:

Statutory U.S. federal rate	34%
Statutory state and local income tax	10%
Less allowance for tax recoverability	-44%
Effective rate	0%

Deferred income taxes are comprised of the following:

Timing differences	$191,210
Allowance for recoverability	(191,210)
Deferred tax benefit	$0

Note: The deferred tax benefits arising from the timing differences expires in fiscal year 2027 and may not be recoverable upon the purchase of the Company under current IRS statutes.

4. Issuance of Common Stock and Options

A list of options outstanding is as follows:

			Estimated
			Average
		Average	Years to
	Amount	Exercise Price	Maturity

Inception, November 14, 2006	0

Issued	3,194,932
Expired	0
Exercised	0

Outstanding at June 30, 2007	3,194,932	$0.41	4.24

Issued	166,668
Expired	0
Exercised	0

Outstanding at December 31, 2007	3,361,600	$0.41	3.69

Options	Exercise	Maturity
Issued	Price	Date

103,936	$0.75	1 year from date shares publicly traded
257,666	$0.50	2 year from date shares publicly traded
200,001	$0.35	3 year from date shares publicly traded
2,699,997	$0.25	4 year from date shares publicly traded
100,000	$1.00	25-Sep-15

3,361,600

5. General Administrative Expenses

A detail of general administrative expenses in the statement of operations at December 31, 2007 is as follows:

Automobile expense	$4,700
Bank fees	236
Depreciation- office equipment	650
Insurance	2,653
Licenses	3,900
Marketing	3,916
Meals	2,193
Supplies	11,730
Professional fees	153,814
Rent expense	33,938
Stock agent	78
Taxes	8,146
Telephone	16,167
Utilities	332

Total	$242,453

6.  Fixed Assets- Net

The following table is a summary of fixed assets:

Vehicles	$269,000
Equipment	20,166
Office equipment	3,881
Accumulated depreciation	(46,823)

Fixed assets- net	$246,224

Depreciation expense on the leased assets for the period from July 1, 2007 to December 31, 2007 is $26,553.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Officers and Directors Limited Liability

Our officers and directors may have limited liability to our shareholders which could mean that our officers and/or directors may not have any liability to our shareholders for certain claims.  Our Articles of Incorporation include a provision eliminating the personal liability or our directors for damages for breach of fiduciary duty as a director.  Moreover, the Nevada Revised Statutes provides for the indemnification, under certain circumstances, of officers and directors.  Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distribution to our shareholder.

Indemnification of Directors and Officers

Our Articles of Incorporation limits the liability of our officers and directors.  Officers and directors will not be liable to us for monetary damages occurring because of a breach of their fiduciary duty as directors in certain circumstances.  Such limitation will not affect liability for any breach of a director’s duty to us or our shareholders, either:

˚	With respect to approval by the director of any transaction from which he or she derives an improper personal benefit;

˚
With respect to acts or omissions involving an absence of good faith, that he or she believes to be contrary to our best interest of our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his or her duty to us or our shareholders, or that indicate a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders; or

˚
Based on transactions between us and our director or another corporation with interrelated directors or on improper distribution, loans or guarantees pursuant to applicable sections of Nevada Revised Statutes.

Such limitation of liability will not affect the availability of equitable remedies such as injunctive relief or rescission.  Our Articles of Incorporation provide that we will indemnify our directors and officers to the extent permitted by law, including circumstances in which indemnification is otherwise discretionary under the Nevada Revised Statutes.

We have been informed that, in the opinion of the Commission, such indemnification, as claims pursuant to the federal securities laws, is against public policy and is, therefore, unenforceable.

Indemnification Agreements

We anticipate that we will enter into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director and officer in connection with any criminal or civil action brought or threatened against such director and officer because of such director and officer being or having been an executive officer or director of us.  To be entitled to indemnification by us, such person must have acted in good faith and in a manner, such person believed to be in our best interests and, with respect to criminal actions, such director and officer must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities occurring pursuant to the Securities Act of 1933 may be permitted to Directors, Officers or persons controlling us pursuant to the foregoing  provisions, we have been informed that it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement.  All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be paid
Filing Fee – Securities and Exchange Commission	$152.00
Attorney’s fees and expenses	$9,000.00
Accountant’s fees and expenses	$8,000.00
Printing and engraving expenses	$5,000.00
Consulting	$28,348.00
Miscellaneous expenses
Travel	$1,000
Electronic Filing	$3,000
Administrative	$3,000
Miscellaneous	$2,500
$19,000.00

Total	$60,000.00

RECENT SALES OF UNREGISTERED SECURITIES

During the months between December 2006 and July 31, 2007, DRS Inc. sold 1,308,267 shares of common stock. Additionally, during the month of November and December 2007, DRS Inc. sold 80,001 shares of common stock (please see table set forth on pages 20 through 22 of this prospectus). The common stock offered have not been registered under the Securities Act of 1933, as amended (“Securities Act”) or any applicable state or foreign securities laws.  The common shares during the above-referenced time frames were offered pursuant to exemptions to registration provided by Section 4(2) of the Securities Act, Regulation D.

Pursuant to Item 701(d) of Regulation S-K, we are relying on Rule 506 under Regulation D and claim exemption under that same rule for our sale of common stock with our private placement memorandum.  Accordingly, we did not use general solicitation or advertising to market our securities; we sold to only up to 35 non-accredited investors and the rest to accredited investors.  All had sufficient knowledge and experience in financial and business matters and were capable of evaluating the merits and risks of an investment in our company.  Each investor was contacted directly by Daniel Mendes or Daniel Guimont. Each investor was known to the aforementioned as friends, family or business associates.  Documents were made available for review to all investors in our private placement memorandum.

These shares of the company were sold exclusively by the officers and directors for cash and no commission was paid.  The offering was initiated in December 2006, and was closed July 2007. The offering was reopened on November 1, 2007, and closed December 8, 2007. The shares were sold to a total of 47 investors, 21 of which were accredited investors (as defined by the Securities and Exchange Commission) and 26 of the investors were nonaccredited.  The investors were known personally by the officers and directors or were introduced to the officers and directors by those well known to the officers and directors.  The only expenses incurred in this registration were those disclosed in ITEM 25.

During the initial private offering of our common stock, during the months of December 2006, through July 2007, the company issued 3,214,932 options to purchase stock at a reduced price following the effectiveness of this Registration Statement and exercisable within a certain period.  During the months of November and December 2007, an additional 146,668 options were issued to investors under the same restrictions as the previous options (please see table set forth on pages 20 through 23 of this prospectus).

A list of current option holders are incorporated into this S-1/A Registration Statement by reference, the Shareholders table beginning on page 20 of this Prospectus, and as Exhibit 10.2.

The information in this Prospectus is not complete and may be changed. The securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

EXHIBITS

Exhibit 3.1 – Articles of Incorporation
Exhibit 3.2 – Bylaws
Exhibit 3.3 – Certificate of Good Standing
Exhibit 5.1 – Opinion and Consent of Sharon D. Mitchell, Attorney at Law
Exhibit 10.1 – Subscription Agreement
Exhibit 10.2 – Unanimous Consent of the Board of Directors, Option Agreement
Exhibit 10.3 – Truck & Equipment Lease Agreements
Exhibit 10.4 – Consulting Agreement with Daniel Guimont, President, DTG Enterprises, Inc.
Exhibit 23.1 – Consent of Donahue Associates, LLC
Exhibit 99.1 – Executive Summary

OTHER IMPORTANT INFORMATION

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on SEC Form SB-2. For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules contained herein. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to a purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

c.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

d.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed  in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

6.
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a.	If the small business issuer is relying on Rule 430B:

1.
Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement will, as to a purchaser, with a time contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.	If the small business issuer is subject to Rule 430C:

1.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all requirements of filing on Form S-1/A and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Mill Creek, State of Washington on April 30, 2008.

(Registrant)                 DRS Inc.

By (Signatures and Title) Daniel Mendes, President, Director, Principal Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

(Signature) /s/ Daniel Mendes

(Title) President, Director, Principal Executive Officer

(Date) April 30, 2008

(Signature) /s/ George Guimont

(Title) Secretary/Treasurer, Director, Principal Financial Officer

(Date) April 30, 2008